SUB-ITEM 77(C)

The  MFS  Charter   Income  Trust  (the  "Trust")  held  an  annual  meeting  of shareholders on October 8, 2003. Shareholders represented in person or proxy voted as follows:

Proposal 1:       To elect John W. Ballen, William J. Poorvu, J. Dale Sherratt and Ward Smith as Trustees of the Trust.


------------------ -----------   -----------   ---------------      -----------
                   Shares For     % Shares        Shares Withheld      % Shares
                                  Outstanding                        Outstanding
------------------ ------------- -------------    ---------------     ----------
------------------ ------------- -------------    ---------------    -----------
Ballen             54,636,594.431   91.753%       2,286,010.144           3.839%
------------------ --------------   -------       --------------           -----
------------------ --------------   -------       --------------           -----
Poorvu             54,595,396.003   91.684%       2,327,208.572           3.908%
------------------ ---------------  -------       ------------           -------
------------------ ---------------  -------       ------------           -------
Sherratt           54,667,670.409   91.805%       2,254,934.166           3.787%
------------------ --------------  --------       ------------           -------
------------------ --------------  --------       ------------           -------
Smith              54,556,875.966   91.619%       2,365,728.609           3.973%
------------------ --------------   -------       -------------         --------

Proposal 2: To act on a shareholder proposal to implement a Trustee Stock Purchase Program through which all independent Trustees would invest at least 10% of their future fees in shares of the Trust.

------------------------------  ----------------          ----------------------
                                Shares                   % of Shares Outstanding

------------------------------ -----------------          ----------------------
------------------------------ -----------------          ----------------------
                          For   9,399,410.608                  15.785%
------------------------------  ----------------           ---------------------
------------------------------ -----------------           ---------------------
                      Against   19,076,374.777                 32.035%
------------------------------ -----------------           ---------------------
------------------------------ -----------------           ---------------------
                      Abstain  1,532,468.190                   2.574%
------------------------------ -----------------           ---------------------
------------------------------ -----------------           ---------------------
          Delivered Not Voted  30,008,253.575                  50.394%
------------------------------ ------------------          ---------------------


Proposal 3:      To ratify or reject the selection of Ernst & Young LLP as the independent public accountants to be employed by the Trust for the fiscal year ending November 30, 2003

------------------------------ -----------------         -----------------------
                                          Shares         % of Shares Outstanding

------------------------------ -----------------         -----------------------
------------------------------ -----------------         -----------------------
                          For  55,247,471.289            92.779%
------------------------------ -----------------         -----------------------
------------------------------ -----------------         -----------------------
                      Against  1,001,540.125             1.682%
------------------------------ -----------------         -----------------------
------------------------------ -----------------         -----------------------
                      Abstain  673,613.161               1.131%
------------------------------ -----------------         -----------------------